Exhibit 99.1

Tribune Publishing Company Declares Quarterly Cash Dividend

CHICAGO--(BUSINESS WIRE)--March 17, 2015--The Board of Directors of Tribune Publishing Company (NYSE: TPUB) today declared a dividend of 17.5 cents per share, payable on May 15, 2015, to stockholders of record as of the close of business on April 15, 2015.

Tribune Publishing’s Chief Executive Officer Jack Griffin said, “Tribune Publishing is pleased to declare this quarterly dividend, our second since becoming a public company. It reflects our capital allocation strategy of returning cash to shareholders as we reduce debt and maintain a strong balance sheet and cash flow liquidity.”

ABOUT TRIBUNE PUBLISHING

Tribune Publishing Company (NYSE: TPUB) is a diversified media and marketing solutions company that delivers innovative experiences for audiences and advertisers across all platforms. The Company’s diverse portfolio of iconic news and information brands includes 10 award-winning major daily titles, more than 60 digital properties and more than 180 verticals in markets, including Los Angeles; Chicago; South Florida; Orlando; Baltimore; Carroll County and Annapolis, Md.; Hartford, Conn.; Allentown, Pa., and Newport News, Va. Tribune Publishing also offers an array of customized marketing solutions, and operates a number of niche products, including Hoy and El Sentinel, making Tribune Publishing the country’s largest Spanish-language publisher. Tribune Publishing is headquartered in Chicago. For more information, please visit www.tribpub.com.

(TPUB-F)

CONTACT:
Tribune Publishing Company
Investor Contacts:
Sandy Martin, 469-528-9360
smartin@tribpub.com
or
Jenni Gilmer, 469-528-9357
jgilmer@tribpub.com
or
Press Contacts:
Matthew Hutchison, 312-222-3305
matt.hutchison@tribpub.com
or
Dana Meyer, 312-222-3308
dmeyer@tribpub.com